Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. on Form S-8 of our reports dated February 7, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the fiscal year ended January 1, 2000, and our report dated May 10, 2000, appearing in the Annual Report on Form 11-K of the Sears 401(k) Savings Plan for the year ended December 31, 1999.

 /s/ Deloitte & Touche LLP

Chicago, Illinois

February 22, 2001